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                                                                   EXHIBIT 99.1


                           JOINT FILING AGREEMENT

      The parties hereto agree that pursuant to Rule 13d-1(f)(1)(iii) of Regulation 13D promulgated by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, the Schedule 13D of which this Agreement is made an exhibit is filed on behalf of it in the capacity set forth below.


Date:  November 6, 1996                 NATURAL GAS PARTNERS, L.P.


                                        By:  G.F.W. Energy, L.P.,
                                             its Sole General Partner



                                        By:  /s/ R. Gamble Baldwin
                                             --------------------------------
                                             R. Gamble Baldwin,
                                             General Partner



Date:  November 6, 1996                 G.F.W. ENERGY, L.P.


                                        By:  /s/ R. Gamble Baldwin
                                             ---------------------------------
                                             R. Gamble Baldwin,
                                             General Partner